                                                                       EXHIBIT 1

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                                March 31, 1997
                                  (Unaudited)


                                                                  Total Issued   Primary                   Fully Diluted
                                                           Date     # Shares    Wtd. Avg.                     Wtd. Avg.
                                                           -------------------------------------------------------------
Shares issued January 1, 1997                              1/1/97   8,400,762   8,400,762
Treasury Shares                                            1/1/97    (233,259)   (233,259)
UDS Acquisition                                            1/1/97      86,520      86,520
Warrants Exercised (2/3/97 - 3/31/97)                               1,393,032     291,208
------------------------------------------------------------------------------------------------------------------------
Shares Outstanding                                        3/31/97   9,647,055   8,545,231                      8,545,231
Common Stock Equivalents (See Schedule)                                         1,222,758                      1,222,758
                                                                               ----------                     ----------
Primary weighted average shares                                                 9,767,989                      9,767,989
                                                                               ==========

Fully diluted:
-------------
Cardio/HDI contingent                                     22,222
Reliascan contingent ($1.9375/share)                      12,903
Medmark contingent ($1.75/share)                          23,810
Convertible Preferred - original issuance                642,857
Convertible Preferred - 12/31/96 dividend                  6,129
                                                         -------
                                                         707,921                                                 707,921
                                                         -------                                              ----------
Fully diluted weighted average shares                                                                         10,475,910
                                                                                                              ==========

March 31, 1997 Net Income                                                      $1,020,632                     $1,020,632
                                                                               ==========                     ==========
Earnings Per Share                                                             $     0.10                     $     0.10
                                                                               ==========                     ==========
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
                                       Schedule of Common Stock Equivalents
                                       ------------------------------------
    Closing price at end of period              7.8750                                              Primary  Fully D.
      Average share price during period         9.0359                         Primary     Fully D.     Net      Net
                                                         Exercise  Assumed    Treas. Shs. Treas. Shs.  Add'l    Add'l
          Stock options & warrants:             Number    Price    Proceeds    Acquired    Acquired   Shares    Shares
-----------------------------------------------------------------------------------------------------------------------
Shares included in Underwriter's Warrants         158,075  5.4800     866,251      95,868     95,868   62,207    62,207
Warrants included in Underwriter's Warrants       158,075  7.5000   1,185,563     131,206    131,206   26,869    26,869
Private Option (Grossman)                          49,693  2.2100     109,822      12,154     12,154   37,539    37,539
ISO's Round #1                                     71,150  2.2100     157,242      17,402     17,402   53,748    53,748
Non-Qual. Round #1                                304,935  2.2100     673,906      74,581     74,581  230,354   230,354
Kirker Non-Qual. #1                                 3,000  2.6250       7,875         872        872    2,128     2,128
Pena Non-Qual. #2                                   2,000  2.6250       5,250         581        581    1,419     1,419
Nosnik #1 Non-Qual.                                 8,000  1.8400      14,720       1,629      1,629    6,371     6,371
ISO's Round #2                                     31,500  0.9375      29,531       3,268      3,268   28,232    28,232
Non-Qual. Round #2                                173,000  0.9375     162,188      17,949     17,949  155,051   155,051
Warrants (MDI Purchase)                            67,229  3.0000     201,687      22,321     22,321   44,908    44,908
Warrants (Post-MDI)                                22,000  3.0000      66,000       7,304      7,304   14,696    14,696
Non-Qual. Round #3                                200,000  1.6875     337,500      37,351     37,351  162,649   162,649
ISO's Round #3                                     60,000  1.9375     116,250      12,865     12,865   47,135    47,135
Non-Qual. Round #4                                133,000  1.9375     257,688      28,518     28,518  104,482   104,482
Non-Qual Round #5                                  28,875  4.2500     122,719      13,581     13,581   15,294    15,294
Non-Qual Round #6                                 130,000  4.2500     552,500      61,145     61,145   68,855    68,855
Nosnik #2 Non-Qual.                                60,000  5.2500     315,000      34,861     34,861   25,139    25,139
Non-Qual Round #7                                   7,000  5.3750      37,625       4,164      4,164    2,836     2,836
Non-Qual Round #8                                  48,000  6.2500     300,000      33,201     33,201   14,799    14,799
Bridge Warrants/Bank Warrants                      60,000  6.2500     375,000      41,501     41,501   18,499    18,499
ISO's Round #4                                     61,750  6.2500     385,938      42,712     42,712   19,038    19,038
Non-Qual Round #9                                  60,000  6.2500     375,000      41,501     41,501   18,499    18,499
Bondurant & Dennis ISOs                             5,000  7.5000      37,500       4,150      4,150      850       850
Non-Qual Round #10                                345,000  7.4375   2,565,938     283,973    283,973   61,027    61,027
Coito & Olson ISOs                                  3,000  8.6250      25,875       2,864      2,864      136       136
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Total Common Stock Equivalents                  2,250,282                                           1,222,758 1,222,758
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